Exhibit 99.1

Journey Medical Corporation Reports Second Quarter 2025 Financial Results and Recent Corporate Highlights

Second quarter 2025 revenues were $15.0 million

Emrosi™ net sales of $2.8 million generated in first full quarter on the market

The Company joined the Russell 2000® and Russell 3000® Indexes in June 2025

Company to hold conference call today at 4:30 p.m. ET to discuss the financial results and provide a business update

Scottsdale, AZ – August 12, 2025 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical,” “the Company,” “we” or “our”), a commercial-stage pharmaceutical company primarily focused on selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2025.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “We are pleased to report solid results for the second quarter of 2025, with total revenue of $15 million and a net sales contribution from Emrosi of $2.8 million during the period. The second quarter marks the first full quarter since Emrosi™ entered the market, and in a short period of time, we have delivered a strong initial prescription ramp for the product while payer coverage continues to expand. This momentum reflects growing physician and payer adoption, and confidence in Emrosi’s differentiated profile, including statistically superior efficacy versus Oracea® and placebo, as published in the Journal of the American Medical Association (JAMA) – Dermatology. With the Emrosi launch showing strong traction out of the gate, continued improvement in cash generation, and the execution of our focused dermatology commercial organization, we believe Journey Medical is well-positioned for continued growth and operating leverage in the second half of 2025 and beyond.”

Financial Results:

•	Total net product revenues were $15.0 million for the second quarter of 2025, compared to the prior year quarter of $14.9 million.

•	The Company’s gross margin(1) increased to 67% in the second quarter of 2025, from 61% in the prior year quarter due to lower overall product cost of goods related to product sales mix and non-recurring charges in the prior year.

•	Selling, general and administrative expenses were $11.9 million for the second quarter of 2025, a $1.6 million increase from the $10.3 million reported in the second quarter of 2024. The increase is primarily due to the incremental operational activities related to the launch and commercialization of Emrosi.

•	Net loss was $3.8 million or $(0.16) per share basic and diluted, for the second quarter of 2025, compared to a net loss of $3.4 million or $(0.17) per share basic and diluted, for the second quarter of 2024.

•	The Company’s non-GAAP results in the table below reflect Adjusted EBITDA of $(0.5) million, or $(0.02) per share basic and diluted, for the second quarter of 2025. This compares to positive Adjusted EBITDA of $0.3 million, or $0.02 per share basic and $0.01 per share diluted, for the second quarter of 2024. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which is reconciled to the most directly comparable financial measures calculated in accordance with GAAP below under “Use of Non-GAAP Measures.”

•	At June 30, 2025, the Company had $20.3 million in cash and cash equivalents, as compared to $20.3 million at December 31, 2024.

Recent Corporate Highlights:

•	In July 2025, Journey Medical announced expanded payer access with over 100 million commercial lives in the United States for Emrosi. This compares to 54 million commercial lives in May 2025. Full commercial launch began on April 7, 2025.

•	In June 2025, a data analysis from the two Phase 3 multicenter clinical trials, evaluating Emrosi for the treatment of moderate-to-severe papulopustular rosacea in adults, was presented at the SDPA 2025 Summer Dermatology Conference. The analysis determined that differences in body weight did not affect the efficacy of Emrosi in the two Phase 3 trials, which supported its November 2024 FDA approval.

•	Also in June 2025, Emrosi was featured on “The Balancing Act®”, airing on Lifetime TV. The segment provided expert insights on lifestyle considerations and treatment options for managing rosacea.

•	Journey Medical joined the small-cap Russell 2000® Index and the broad-market Russell 3000® Index, effective after the close of U.S. equity markets on June 27, 2025, as a result of the 2025 annual Russell Index reconstitution.

•	In April 2025, Journey Medical appointed Ramsey Alloush as its Chief Operating Officer. Mr. Alloush joined the Company as General Counsel in 2020.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on August 12, 2025, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10201702/ffa49f90a2. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1)	We define gross margin as net product revenue less cost of goods sold divided by net product revenue.
(2)	Oracea® is a registered trademark of Galderma Holdings, S.A. Société Anonyme.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “continue.” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands except for share and per share amounts)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$20,293	$20,305
Accounts receivable, net of reserves	15,644	10,231
Inventory	12,852	14,431
Prepaid expenses and other current assets	2,479	3,212
Total current assets	51,268	48,179

Intangible assets, net	29,734	31,863
Operating lease right-of-use asset, net	156	199
Total assets	$81,158	$80,241

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$12,754	$16,050
Due to related party	840	528
Accrued expenses	22,554	17,425
Accrued interest	416	404
Income taxes payable	71	60
Term loan - short-term	3,750	-
Installment payments – licenses, short-term	-	625
Operating lease liability, short-term	96	83
Total current liabilities	40,481	35,175

Term loan, long-term, net of debt discount	21,362	24,879
Operating lease liability, long-term	69	118
Total liabilities	61,912	60,172

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 17,471,835 and 16,153,610 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024	1	1
Additional paid-in capital	114,140	107,094
Accumulated deficit	(94,896)	(87,027)
Total stockholders' equity	19,246	20,069
Total liabilities and stockholders' equity	$81,158	$80,241

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Product revenue, net	$15,009	$14,855	$28,148	$27,885

Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	4,939	5,727	9,729	11,728
Amortization of acquired intangible assets	1,064	814	2,129	1,629
Research and development	-	913	39	8,797
Selling, general and administrative	11,882	10,328	22,451	18,748
Total operating expenses	17,885	17,782	34,348	40,902
Loss from operations	(2,876)	(2,927)	(6,200)	(13,017)

Other expense (income)
Interest income	(138)	(161)	(287)	(378)
Interest expense	937	563	1,828	1,111
Foreign exchange transaction losses	61	32	68	53
Total other expense (income)	860	434	1,609	786
Loss before income taxes	(3,736)	(3,361)	(7,809)	(13,803)

Income tax expense	60	-	60	-
Net loss	$(3,796)	$(3,361)	$(7,869)	$(13,803)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.17)	$(0.34)	$(0.69)
Weighted average number of common shares:
Basic and diluted	23,290,806	19,993,858	22,952,801	19,875,653

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred principally in connection with Emrosi, which was the only product in our portfolio not currently approved for marketing and sale during the prior-year reporting period, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP Net Loss	$(3,796)	$(3,361)	$(7,869)	$(13,803)

EBITDA:
Interest	799	402	1,541	733
Taxes	60	-	60	-
Amortization of acquired intangible assets	1,064	814	2,129	1,629
EBITDA	(1,873)	(2,145)	(4,139)	(11,441)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,336	1,674	2,659	3,080
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	-	742	39	8,482
Foreign exchange transaction losses	61	32	68	53
Severance	-	6	-	147
Non-GAAP Adjusted EBITDA	$(476)	$309	$(1,373)	$321

Net loss & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.16)	$(0.17)	$(0.34)	$(0.69)
Non-GAAP Adjusted EBITDA	$(0.02)	$0.02	$(0.06)	$0.02
Diluted
GAAP Net Loss	$(0.16)	$(0.17)	$(0.34)	$(0.69)
Non-GAAP Adjusted EBITDA	$(0.02)	$0.01	$(0.06)	$0.01
Weighted average number of common shares:
GAAP - Basic & Diluted	23,290,806	19,993,858	22,952,801	19,875,653
Non-GAAP - Basic	23,290,806	19,993,858	22,952,801	19,875,653
Non-GAAP - Diluted	23,290,806	24,298,007	22,952,801	24,203,162